Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

PROXY

JOHN HANCOCK ESG INTERNATIONAL EQUITY FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [APRIL 3, 2025]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF JOHN HANCOCK INVESTMENT TRUST

The undersigned revoking previous proxies, hereby appoint(s) Andrew G. Arnott, Sarah M. Coutu, Thomas Dee, Khimmara Greer, Kinga Kapuscinski, Nicholas Kolokithas, Mara C.S. Moldwin, Harsha Pulluru, Salvatore Schiavone, Betsy Anne Seel and Christopher Sechler, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock ESG International Equity Fund (the “Fund”), a series of John Hancock Investment Trust, which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held at 200 Berkeley Street, Boston, Massachusetts 02116, on [April 3, 2025], at [2 pm], Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated [  ], 2025, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal(s) included in the Proxy Statement and Prospectus.

PLEASE SIGN, DATE, AND RETURN PROMPTLY

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)

Signature(s)

Date

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ∎

To approve an Agreement and Plan of Reorganization between the Fund and John Hancock Global Environmental Opportunities Fund (the “Acquiring Fund”), each a series of John Hancock Investment Trust. Under this agreement, the Fund would transfer all of its assets to the Acquiring Fund in exchange for shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying combined proxy statement and prospectus, proportionately to you and the other shareholders of the Fund. The Acquiring Fund would also assume substantially all of the Fund’s liabilities.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Authorized Signatures — This section must be completed for your vote to be counted.—

Sign and Date Below

Note: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity in another representation capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /2025

Important Notice Regarding Availability of Proxy Materials for this Meeting to Be Held on [April 3], 2025

The Proxy Statement and Prospectus for this meeting are available free of charge at:

[https://www.jhinvestments.com/resources/

all-resources/other/    ]